ADDENDUM TO INVESTMENT SUB-ADVISORY AGREEMENT
                        BETWEEN TOUCHSTONE ADVISORS, INC.
                       AND PITCAIRN INVESTMENT MANAGEMENT

This Agreement is entered into as of July 13, 2007 by and between Touchstone Advisors, Inc. (the "Advisor") and Pitcairn Investment Management, a separately identifiable division of Pitcairn Trust Company (the "Sub-Advisor").

      WHEREAS, the Advisor and the Sub-Advisor entered into an Investment Sub-Advisory Agreement dated as of February 17, 2006 (the "Sub-Advisory Agreement"); and

      WHEREAS, the Advisor and the Sub-Advisor wish to enter into this Addendum to the Sub-Advisory Agreement in order to change the compensation to the Sub-Advisor for the services to be provided to the Diversified Value Fund;

      NOW, THEREFORE, it is agreed by and between the parties that Schedule C-1 of this Sub-Advisory Agreement containing the sub-advisory fee rate payable to the Sub-Advisor be amended as of the date of this Agreement to reflect the revised compensation payable on behalf of the Diversified Value Fund as follows:

                                  SCHEDULE C-1
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT

                         LISTING OF FUNDS AND FEE RATES

--------------------------------------------------------------------------------------------------------------------
                      NAME OF FUND                                                 FEE RATE
--------------------------------------------------------------------------------------------------------------------
Touchstone Diversified Value Fund                          0.55% on the first $211 million, and 0.40% on the value
                                                           of assets above that amount
--------------------------------------------------------------------------------------------------------------------
Touchstone Diversified Growth Fund                         0.55% on the first $102 million, and
                                                           0.40% on the value of assets above that amount
--------------------------------------------------------------------------------------------------------------------
Touchstone Small Cap Fund                                  0.55% on the first $90 million, and
                                                           0.45% on the value of the assets above that amount
--------------------------------------------------------------------------------------------------------------------
Touchstone Family Heritage(R) Fund                         0.70% on the first $127 million, and
                                                           0.45% on the value of the assets above that amount
--------------------------------------------------------------------------------------------------------------------
Touchstone Pitcairn Taxable Bond Fund                      0.30% on the first $43 million, and
                                                           0.25% on the value of the assets above that amount
--------------------------------------------------------------------------------------------------------------------
Touchstone Tax-Exempt Bond Fund                            0.25% on the value of assets in the Fund
--------------------------------------------------------------------------------------------------------------------

      1. Except for the revised Schedule C-1 to the Sub-Advisory Agreement, the Sub-Advisory Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

      2. This Addendum shall be binding upon the parties and, to the extent permitted by law and the Sub-Advisory Agreement, their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed and delivered in its name and on its behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

TOUCHSTONE ADVISORS, INC.                  PITCAIRN INVESTMENT MANAGEMENT


By:          /s/ William Dent              By:          /s/ Lawrence R. Bardford
             ---------------------------                ------------------------

Print Name:                                Print Name:
             ---------------------------                ------------------------

Print Title: Senior Vice President         Print Title: Not legible
             ---------------------------                ------------------------

Date:        June 21, 2007                 Date:        June, 29, 2007
             ---------------------------                ------------------------